Exhibit 99.1

Galena Biopharma Announces Pricing of Registered Direct Offering

San Ramon, California, July 8, 2016 — Galena Biopharma, Inc. (NASDAQ: GALE), a biopharmaceutical company committed to the development and commercialization of targeted oncology therapeutics that address major medical needs, today announced that it has entered into securities purchase agreements with certain institutional investors providing for the issuance of 28,000,000 shares of common stock at a purchase price per share of $0.45 in a registered direct offering, and warrants to purchase up to 14,000,000 shares of common stock with an exercise price of $0.65 per share in a concurrent private placement, resulting in gross proceeds to the Company of $12,600,000. The warrants are initially exercisable six months and one day following issuance and have a term of five years from the date of issuance. The closing of the sale of securities is expected to take place on or about July 13, 2016, subject to certain customary closing conditions.

The Company intends to use the net proceeds from this offering to fund its clinical trials of its product candidates, to augment its working capital, and for general corporate purposes.

Raymond James & Associates, Inc. acted as the exclusive placement agent for the offering.

The sale of shares of common stock described above are being offered by the Company pursuant to a shelf registration statement on Form S-3, as amended, previously filed with and declared effective by the Securities and Exchange Commission (SEC). A prospectus supplement related to the offering will be filed with the SEC. When filed, electronic copies of the prospectus supplement may be obtained from Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Galena Biopharma, Inc.

Galena Biopharma, Inc. is a biopharmaceutical company committed to the development and commercialization of targeted oncology therapeutics that address major unmet medical needs. Galena’s development portfolio is focused primarily on addressing the rapidly growing patient populations of cancer survivors by harnessing the power of the immune system to prevent cancer recurrence. The company’s pipeline consists of multiple mid-to-late-stage clinical assets, including novel cancer immunotherapy programs with NeuVax™ (nelipepimut-S) and GALE-301/GALE-302, and one hematology program, GALE-401. For more information, visit www.galenabiopharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the closing of the public offering and the intended use of proceeds from the offering. The offering is subject to market and other customary closing conditions, and there can be no assurance that the offering will be completed on the terms described in this press release. These forward-looking statements also are subject to risks, uncertainties and assumptions relating to the future expectations, plans and prospects for the development and commercialization of the company’s product candidates, including patient enrollment in our clinical trials, present or future licensing, collaborative or financing arrangements, expected outcomes with regulatory agencies, and projected market opportunities for product candidates, including those detailed from time to time in the company’s filings with the SEC, and represent the company’s views only as of the date they are made and should not be relied upon as representing the company’s views as of any subsequent date. The company’s actual results may differ materially from those contemplated by these forward-looking statements. The company does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this press release.

NeuVax is a trademark of Galena Biopharma, Inc.

Source: Galena Biopharma, Inc.

Contact:

Remy Bernarda

SVP, Investor Relations & Corporate Communications

(925) 498-7709

ir@galenabiopharma.com